UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ELLIE MAE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Ellie Mae, Inc., a Delaware corporation (the “Company” or “Ellie Mae”), filed its definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on March 15, 2019, relating to the Agreement and Plan of Merger, dated as of February 11, 2019, by and among the Company, EM Eagle Purchaser, LLC (“Parent”), and EM Eagle Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, as a result of which Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent (the “Merger”). The Company desires to supplement the Definitive Proxy Statement. These Definitive Additional Materials should be read in conjunction with the Definitive Proxy Statement and any supplements thereto, which we urge you to read in its entirety.

Supplement Definitive Proxy Statement

All page references are to pages in the Definitive Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement.

The disclosures under the heading “The Merger – Recommendation of the Board of Directors and Reasons for the Merger” are hereby supplemented by adding the disclosures underlined below to the last paragraph on page 39 that continues on to page 40 of the Definitive Proxy Statement:

•

even after taking into account the potential cyclical nature of the downturn of the mortgage lending industry generally and the current federal government policies, the belief that the aforementioned other alternatives were not reasonably likely to create greater value for Ellie Mae’s stockholders than the Merger, taking into account, among other variables, execution risks as well as business, competitive, industry and market risks, particularly those in the software and mortgage lending industries more generally, including (i) the risk that mortgage lending volumes may continue to decline more than expected as well as the risk that the long term growth in mortgage lending volumes may not grow at the same rate as reflected in Ellie Mae’s operating plan, (ii) the risk that Ellie Mae may not be able to grow its loan origination system market share at the rates reflected in Ellie Mae’s business plan, (iii) high attribution rate of current customers, (iv) risk that Ellie Mae may not be able to increase revenues for its core products as much as projected and (v) the risk that Ellie Mae may not be able to sell additional products and services as much as projected;

The disclosures under the heading “The Merger – Opinion of J.P. Morgan Securities LLC” are hereby supplemented by adding the following table, deleting the disclosures struck through below and adding the disclosure underlined below to the second paragraph under the subheading “Discounted Cash Flow Analysis” on page 45 of the Definitive Proxy Statement:

J.P. Morgan calculated the unlevered free cash flows that Ellie Mae is expected to generate during fiscal year 2019 through fiscal year 2028 based upon the Management Projections as follows:

(in millions)
	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Unlevered Free Cash Flow (1)	$4	$58	$111	$163	$202	$220	$241	$257	$269	$277

(1)

Unlevered Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA (as shown in the table presenting the Management Projections below) less (i) stock-based compensation, less (ii) estimated cash tax expense, less (iii) property and equipment capital expenditures, less (iv) internal-use software capital expenditures, plus or minus (v) change in net working capital.

J.P. Morgan treated stock-based compensation, which, per Ellie Mae management, was projected to be 7% of revenue by 2023, growing by 5% thereafter, as a cash expense in the unlevered free cash flow calculation for purposes of its discounted cash flow analysis, as stock-based compensation is viewed as a true economic expense of the business. Based on Ellie Mae management’s estimates of a 3.0% terminal value growth rate in the industry in which Ellie Mae operates and certain assumptions provided by Ellie Mae management, J.P. Morgan also calculated a range of terminal values for Ellie Mae at the end of fiscal year 2028 by applying terminal growth rates ranging from 2.5% to 3.5% to the unlevered free cash flows of Ellie Mae. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 9.0% to 10.0%~~, which~~. The range of discount rates was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Ellie Mae, taking into account macro-economic assumptions, estimates of risk, Ellie Mae’s capital structure and other factors J.P. Morgan deemed appropriate.

The disclosures under the heading “The Merger – Management Projections” are hereby supplemented by replacing the paragraphs and tables between the first paragraph under the heading “The Merger – Management Projections” on page 47 of the Definitive Proxy Statement and the last paragraph on page 48 of the Definitive Proxy Statement with the following disclosures:

The following table presents the Management Projections.

(in millions)
	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$535	$620	$723	$837	$937	$1,031	$1,113	$1,180	$1,228	$1,264
Adjusted EBITDA (1)	$155	$201	$266	$320	$379	$417	$450	$477	$496	$511
Adjusted EBIT	$85	$116	$193	$256	$324	$357	$388	$414	$433	$449
Depreciation & Amortization	$70	$85	$73	$64	$55	$59	$62	$63	$63	$62
Estimated cash tax expense	$(0)	$(6)	$(27)	$(39)	$(53)	$(64)	$(70)	$(75)	$(79)	$(82)
Property and equipment capital expenditures	$(12)	$(8)	$(11)	$(13)	$(14)	$(17)	$(18)	$(19)	$(20)	$(21)
Internal-use software capital expenditures	$(72)	$(63)	$(43)	$(31)	$(33)	$(36)	$(39)	$(41)	$(43)	$(44)
Stock based compensation	$(61)	$(62)	$(62)	$(65)	$(67)	$(70)	$(73)	$(77)	$(80)	$(84)
Change in net working capital	$(6)	$(4)	$(12)	$(10)	$(10)	$(9)	$(8)	$(7)	$(5)	$(4)
Unlevered Free Cash Flow (2)	$4	$58	$111	$163	$202	$220	$241	$257	$269	$277

(1)	Adjusted EBITDA is a non-GAAP financial measure and is earnings before interest, tax, depreciation and amortization and excludes stock-based compensation expense.
(2)

Unlevered Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA (as shown in the table above) less (i) estimated cash tax expense, less (ii) property and equipment capital expenditures, less (iii) internal-use software capital expenditures, less (iv) stock-based compensation, plus or minus (v) change in net working capital.

The following table presents the Five-Year Projections, which is being made available in this proxy statement for informational purposes only.

(in millions)
	2019E	2020E	2021E	2022E	2023E
Revenue	$535	$620	$723	$837	$937
Adjusted EBITDA (1)	$155	$201	$266	$320	$379
Property and equipment capital expenditures	$(12)	$(8)	$(11)	$(13)	$(14)
Internal-use software capital expenditures	$(72)	$(63)	$(43)	$(31)	$(33)
Change in net working capital, estimated cash tax expense, and interest income	$(3)	$(6)	$(35)	$(42)	$(54)
Free Cash Flow (2)	$68	$124	$178	$234	$278

(1)	Adjusted EBITDA is a non-GAAP financial measure and is earnings before interest, tax, depreciation and amortization and excludes stock-based compensation expense.
(2)

Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA (as shown in the table above) less (i) property and equipment capital expenditures, less (ii) internal-use software capital expenditures, plus or minus (iii) change in net working capital, estimated cash tax expense and interest income.

The disclosure under the heading “The Merger – Litigation Relating to the Merger” is hereby supplemented by adding the disclosures underlined below immediately after the first paragraph and before the second paragraph on page 70 of the Definitive Proxy Statement:

On March 18, 2019, Christopher Beveridge, a purported stockholder of Ellie Mae, filed a putative class action complaint against Ellie Mae and our Board of Directors in the United States District Court for the Southern District of New York (“New York District Court”), captioned Christopher Beveridge v. Ellie Mae, Inc. et al., Case No. 1:19-cv-02390. The complaint filed by Christopher Beveridge (the “Beveridge Complaint”) alleges that Ellie Mae and our Board of Directors violated Sections 14(a) and 20(a) of the Exchange Act, 15 U.S.C. §§ 78(n)(a), 78(t)(a) respectively, Rule 14a-9 and 17 C.F.R. §240.14a-9 promulgated thereunder, by filing this Proxy Statement, which allegedly contains materially incomplete and misleading information about the Merger. Christopher Beveridge has asked the New York District Court to, among other things,(i) enjoin the defendants and all persons acting in concert with them from proceeding with the special meeting of Ellie Mae’s stockholders to vote on the proposed transaction or consummating the proposed transaction, unless and until Ellie Mae discloses the material information that the Beveridge Complaint alleges has been omitted from the Proxy Statement, (ii) direct the defendants to account to plaintiff for all damages sustained as a result of their wrongdoing, and (iii) award plaintiff the costs and disbursement of the action, including reasonable allowance for plaintiff’s attorneys’ and experts’ fees.

On March 18, 2019, Michelle Stevens, a purported stockholder of Ellie Mae, filed a putative class action complaint against Ellie Mae and our Board of Directors in the California District Court, captioned Michael Stevens v. Ellie Mae, Inc. et al., Case No. 3:19-cv-01414. The complaint filed by Michael Stevens (the “Stevens Complaint”) alleges that Ellie Mae and our Board of Directors violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1034, 15 U.S.C. §§ 78n(a), 78t(a), SEC Rule 14a-9, 17 C.F.R., 17 C.F.R. § 240.14a-9, and Regulation G, 17 C.F.R. § 244.1,00 by filing this Proxy Statement, which allegedly (a) omits material information required by federal securities laws and (b) contains untrue statements of fact and/or omits material facts necessary to make the statements made not misleading. Michelle Stevens has asked the California District Court to, among other things, (i) declare that the Stevens Complaint is properly maintained as a class action and certify plaintiff as class representative and her counsel as class counsel, (ii) enjoin the defendants and all persons acting in concert with them from proceeding with the special meeting of Ellie Mae’s stockholders to vote on the proposed transaction or consummating the proposed transaction unless and until Ellie Mae discloses the material information that the Stevens Complaint alleges has been omitted from the Proxy Statement, (iii) direct Ellie Mae to account to plaintiff and the class for all damages sustained as result of their wrongdoing, and (iv) award plaintiff the costs of the action, included reasonable allowance for plaintiff’s counsel and experts’ fees.

Additional Information and Where to Find It

In connection with the proposed Merger, Ellie Mae has filed with the SEC and furnished to its stockholders the Definitive Proxy Statement, as well as other relevant documents concerning the proposed transaction. Promptly after filing its Definitive Proxy Statement with the SEC, Ellie Mae mailed the Definitive Proxy Statement and a proxy card to each stockholder of Ellie Mae entitled to vote at the Special Meeting relating to the proposed transaction. The Definitive Proxy Statement contains important information about the proposed Merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF ELLIE MAE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT ELLIE MAE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ELLIE MAE AND THE TRANSACTION. This communication is not a substitute for the Definitive Proxy Statement or for any other document that Ellie Mae may file with the SEC and send to its stockholders in connection with the proposed Merger. The proposed Merger will be submitted to Ellie Mae’s stockholders for their consideration. Before making any voting decision, stockholders of Ellie Mae are urged to read the Definitive Proxy Statement regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed Merger.

Stockholders of Ellie Mae will be able to obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about Ellie Mae and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Definitive Proxy Statement, when available, and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting Ellie Mae’s Investor Relations at (925) 227-7079, by email at ir@elliemae.com, or by going to Ellie Mae’s Investor Relations page on its website at investor.elliemae.com and clicking on the link titled “SEC Filings” to access Ellie Mae’s “SEC Filings.”

Participants in the Solicitation

Ellie Mae and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of Ellie Mae’s directors and executive officers and their ownership of Company Common Stock is set forth in Ellie Mae’s Definitive Proxy Statement filed with the SEC on March 15, 2019, in connection with the proposed Merger, Ellie Mae’s Definitive Proxy Statement filed with the SEC on April 4, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, are contained in the Definitive Proxy Statement and may be contained in other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which Ellie Mae refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ellie Mae’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Ellie Mae for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Ellie Mae’s business and the price of the common stock of Ellie Mae, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Ellie Mae, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Ellie Mae’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Ellie Mae’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Ellie Mae related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in Ellie Mae’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Ellie Mae does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.